Exhibit 99.1

Contacts: Tracy McLauchlin, CFO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES REPORTS FISCAL 2015 THIRD

QUARTER RESULTS

HOUSTON — August 7, 2015 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced financial results for its fiscal 2015 third quarter.

THIRD QUARTER AND YEAR-TO-DATE 2015 FINANCIAL HIGHLIGHTS

•	Net income from continuing operations of $0.19 per share for the third quarter of 2015, an improvement of $0.04 per share compared with the third quarter of 2014, and net income from continuing operations of $0.43 per share for the year-to-date 2015, an improvement of $0.24 per share compared with the year-to-date 2014

•	Revenue of $144 million for the third quarter of 2015, an increase of 5.8% compared with the third quarter of 2014

•	Backlog of approximately $241 million at June 30, 2015, an $11 million decrease from March 31, 2015 and a $4 million decrease from June 30, 2014

MANAGEMENT COMMENTARY

Robert Lewey, President, stated, “Overall we are pleased with our improving operating performance during the third quarter, even after considering the downturn in our Infrastructure Solutions segment, which was primarily impacted by a slowdown in demand for our engine components and a reduction in domestic steel production. We have reduced costs in Infrastructure Solutions and believe that the acquisition of Southern Rewinding will decrease overall concentration in our current markets.”

Tracy McLauchlin, IES’s Chief Financial Officer, added, “We have utilized our strong cash position to acquire Southern Rewinding, fund capital investments to support our increase in volume, and complete share repurchases. Following these activities, our balance sheet and cash position remain strong, allowing us to continue to evaluate opportunities to put our capital to use. Lastly, we view the change in backlog to be a normal occurrence in our business.”

STOCK BUYBACK PLAN

In February 2015, IES’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.0 million shares of the Company’s common stock from time to time. The Company had 570,459 shares remaining under its stock repurchase authorization at June 30, 2015.

NET OPERATING LOSS CARRYFORWARDS (NOLs)

The Company estimates that it has available NOLs for U.S. federal income tax purposes of approximately $459 million at September 30, 2014. The Company’s common stock is subject to a Rights Plan dated January 28, 2013 intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee, however, that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2014 and quarterly report on Form 10-Q for the period ended June 30, 2015, to be filed with the Securities and Exchange Commission by August 7, 2015, and any amendments thereto.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial products and infrastructure services to a variety of end markets. Our 2,700 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2014. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues	$144.1	$136.2	$414.2	$376.5
Cost of services	119.0	113.5	344.7	315.7

Gross profit	25.1	22.7	69.5	60.8
Selling, general and administrative expenses	20.5	19.1	58.6	55.8

Income from operations	4.6	3.6	10.9	5.0
Interest expense, net	0.3	0.3	0.9	1.3
Other expense (income), net	—	—	(0.2)	(0.2)
Provision for income taxes	0.3	0.4	0.9	0.5

Net income from continuing operations	4.0	2.8	9.3	3.5
Net loss from discontinued operations	—	(0.1)	(0.2)	(0.3)

Net income	$4.0	$2.7	$9.1	$3.2

Income (loss) per share:
Continuing operations	$0.19	$0.15	$0.43	$0.19
Discontinued operations	—	$(0.01)	$(0.01)	$(0.02)

Basic	$0.19	$0.14	$0.42	$0.17
Diluted income (loss) per share:
Continuing operations	$0.19	$0.15	$0.43	$0.19
Discontinued operations	—	$(0.01)	$(0.01)	$(0.02)

Diluted	$0.19	$0.14	$0.42	$0.17
Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,319	18,465	21,542	18,451
Diluted (in thousands)	21,371	18,522	21,589	18,510

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Net income from continuing operations	$4.0	$2.8	$9.3	$3.5
Provision for income taxes	0.3	0.4	0.9	0.5
Interest expense, net	0.3	0.3	0.9	1.3
Depreciation and amortization	0.6	0.6	1.8	1.9

EBITDA	$5.2	$4.2	$12.9	$7.1

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

(DOLLARS IN MILLIONS)

(UNAUDITED)

	June 30, 2015	June 30, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$44.8	$22.2
Net working capital (excludes cash and cash equivalents)	$29.2	$29.0
Goodwill and intangible assets	$21.4	$18.5
Total assets	$212.5	$178.9
Total debt	$10.2	$11.1
Total stockholders’ equity	$94.1	$66.1
Liquidity:
Cash and cash equivalents plus borrowing availability	$59.7	$34.2

	Three Months Ended June 30,
	2015	2014
Cash provided (used) in operating activities	$1.5	$3.1
Cash used in investing activities	$(3.9)	$(0.6)
Cash used in financing activities	$—	$(0.9)

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

COMMUNICATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues	$35.5	$34.8	$95.3	$84.5
Cost of services	28.5	28.1	78.1	69.8

Gross profit	7.1	6.7	17.1	14.8
Selling, general and administrative expenses	3.9	3.3	10.3	8.7
Corporate allocations	0.4	0.4	1.1	1.1

Income from operations	$2.8	$3.1	$5.8	$5.0

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.4	$0.3
Total assets	$39.1	$29.2	$39.1	$29.2

RESIDENTIAL

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues	$53.0	$49.4	$151.8	$132.8
Cost of services	42.6	39.7	122.5	108.0

Gross profit	10.4	9.7	29.2	24.8
Selling, general and administrative expenses	7.4	7.0	21.9	19.8
Corporate allocations	0.3	0.3	0.9	0.9

Income from operations	$2.7	$2.4	$6.5	$4.1

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.4	$0.4
Total assets	$37.7	$38.4	$37.7	$38.4

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

COMMERCIAL & INDUSTRIAL

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues	$44.4	$38.9	$132.7	$122.4
Cost of services	39.2	35.2	117.3	109.0

Gross profit	5.2	3.7	15.3	13.5
Selling, general and administrative expenses	3.2	2.6	9.3	9.2
Corporate allocations	0.6	0.6	1.8	1.7

Income from operations	$1.5	$0.5	$4.2	$2.6

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.2	$0.2
Total assets	$45.8	$46.7	$45.8	$46.7

INFRASTRUCTURE SOLUTIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues	$11.2	$13.1	$34.5	$36.8
Cost of services	8.8	10.6	26.7	29.0

Gross profit	2.4	2.5	7.8	7.8
Selling, general and administrative expenses	2.2	2.1	6.1	6.5
Corporate allocations	0.2	0.2	0.7	0.5

Income from operations	$(0.1)	$0.1	$1.0	$0.7

Other data:
Depreciation & amortization expense	$0.2	$0.2	$0.6	$0.7
Total assets	$28.3	$28.6	$28.3	$28.6

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

CORPORATE & OTHER

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues	$—	$—	$—	$—
Cost of services	—	—	—	—

Gross profit	—	—	—	—
Selling, general and administrative expenses	3.8	4.1	11.0	11.5
Corporate allocations	(1.5)	(1.5)	(4.5)	(4.2)

Loss from operations	(2.3)	(2.6)	(6.6)	(7.3)
Interest and other expense, net	0.3	0.3	0.7	1.1
Provision for income taxes	0.3	0.4	0.9	0.5

Net loss from continuing operations	$(2.9)	$(3.3)	$(8.1)	$(8.9)

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.2	$0.3
Total assets	$61.7	$36.0	$61.7	$36.0